Exhibit 4.13

DATED THE 14TH DAY OF JUNE 2007

(1) CATHAY IT FINANCIAL SERVICES LIMITED

and

(2) LONGTOP FINANCIAL TECHNOLOGIES LIMITED

and

(3) BLOOMWELL INTERNATIONAL LIMITED

and

(4) CONCENTRA HOLDINGS LIMITED

and

(5) JIA XIAO GONG and LIAN WEI ZHOU

and

(6) CATHAY CAPITAL HOLDINGS, L.P.

3RD SUPPLEMENT to the SUBSCRIPTION and SHAREHOLDERS AGREEMENT relating to LONGTOP FINANCIAL TECHNOLOGIES LIMITED

THIS THIRD SUPPLEMENT TO THE SUBSCRIPTION AND SHAREHOLDERS AGREEMENT (the “Third Amendment”) is made on the 14th day of June 2007

BETWEEN:

(1)	CATHAY ITFINANCIAL SERVICES LIMITED, a company incorporated under the laws of the British Virgin Island (IBC No. 617927) whose registered office is situate at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Subscriber”);

(2)	LONGTOP FINANCIAL TECHNOLOGIES LIMITED (previously known as LATEST NEW TECHNOLOGY LIMITED), a company incorporated under the laws of the British Virgin Islands (IBC No. 412947) whose registered office is situate at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Company”);

(3)	BLOOMWELL INTERNATIONAL LIMITED, a company incorporated under the laws of the British Virgin Islands (IBC No. 573554) whose registered office is situate at OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands (“Bloomwell”);

(4)	CONCENTRA HOLDINGS LIMITED, a company incorporated under the laws of the British Virgin Islands (IBC No. 590461) whose registered office is situate at OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands (“Concentra”);

(5)	JIA XIAO GONG, holder of PRC identity card no.35010249096039, of 503 No. 514 Changqing Road, Xiamen, Fujian, PRC and LIAN WEI ZHOU, holder of PRC identity card no.350204196411225014, of 105 No. 524 Changqing Road, Xiamen, Fujian, PRC (the “Guarantors”, and each a “Guarantor”); and

(6)	CATHAY CAPITAL HOLDINGS, L.P., a Cayman Islands limited partnership whose registered office is care of Walkers SPV Limited, Walker House, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands, British West Indies (“Cathay”).

WHEREAS:

(A)	The Parties entered into that certain subscription and shareholders agreement relating to Longtop Financial Technologies Limited on 5 November 2004 (the “Original Subscription Agreement”).

(B)	The Parties entered into a first supplement to the subscription and shareholders agreement relating to Longtop Financial Technologies Limited on 13 June 2006 (the “First Amendment”)

(C)	The Parties entered into a second supplement to the subscription and shareholders agreement relating to Longtop Financial Technologies Limited on 19 December 2006 (the “Second Amendment”). The Original Subscription Agreement, as amended by the First Amendment and the Second Amendment, is referred to as the “Subscription Agreement”.

(D)	The Parties are desirous of entering into this Third Amendment to vary certain sections of the Subscription Agreement as set out herein below.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I - DEFINITIONS

Capitalized terms used herein shall bear the same meanings as defined in the Subscription Agreement unless otherwise stated.

ARTICLE II - VARIATIONS

Section 2.1 Section 7.2 of the Subscription Agreement shall be deleted in its entirety.

Section 2.2 Section 10.1(f) shall be deleted in its entirety and substituted therefor as follows:

“(f) incur new indebtedness other than in the ordinary course of business for an amount of not less than HK$2,000,000 or an equivalent amount in another currency in total in any one transaction; create any new liens or encumbrances other than in the ordinary course of business for an amount of not less than HK$1,000,000 or an equivalent amount in another amount in another currency in any one transaction on any assets;”

Section 2.3 Section 10.1(o) shall be deleted in its entirety.

Section 2.4 Except as herein expressly amended in this Third Amendment, the Subscription Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

ARTICLE III - MISCELLANEOUS

This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. It is the intention of the parties that this Third Amendment shall be governed by and construed in accordance with the laws of Hong Kong SAR.

EXECUTION PAGE

IN WITNESS whereof, the parties hereto have duly executed this Third Amendment the day and year first above written.

SIGNED by	)
)
its director	)
for an on behalf of CATHAY	)	/s/ Paul Wolansky
ITFINANCIAL SERVICES	)
LIMITED	)
In the presence of:	)

SIGNED by	)
)
its director	)	/s/ Paul Wolansky
for an on behalf of CATHAY	)
CAPITAL HOLDINGS, L.P.	)
In the presence of:	)

SIGNED by	)
)
its director	)	/s/ Xiaogong Jia
for an on behalf of LONGTOP	)
FINANCIAL TECHNOLOGIES	)
LIMITED	)
In the presence of:	)

SIGNED by	)
)
its director	)	/s/ Xiaogong Jia
for an on behalf of BLOOMWELL	)
INTERNATIONAL LIMITED	)
In the presence of:	)

EXECUTION PAGE (continued)

SIGNED by	)
)
its director	)	/s/ Weizhou Lian
for an on behalf of CONCENTRA	)
HOLDINGS LIMITED	)
In the presence of:	)

SIGNED by	)
JIA XIAO GONG	)	/s/ Xiaogong Jia
In the presence of:	)

SIGNED by	)
LIAN WEI ZHOU	)	/s/ Weizhou Lian
In the presence of:	)

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